Exhibit 23
                                                                 ----------


                         Consent of Independent Auditors


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-79563) pertaining to the Incentive Stock Option Plan of Lumex, Inc. dated September 29, 1982, the Registration Statement (Form S-8 No. 33-46109) pertaining to the Charles E. Murcott 1982 Stock Option Plan, the Registration Statement (Form S-8 No. 33-46110) pertaining to the Lumex, Inc. 1987 Stock Option Plan, the Registration Statement (Form S-8 No. 33-48124) pertaining to the Lumex, Inc. 1987 Stock Option Plan, the Registration Statement (Form S-8 No. 33-59947) pertaining to the Lumex, Inc. 1995 Omnibus Incentive Plan, and the Registration Statement (Form S-8 No. 33-59945) pertaining to the Lumex, Inc. 1995 Stock Retainer Plan for Nonemployee Directors of our report dated February 13, 1996, except for Notes B and E, as to which the date is April 4, 1996, with respect to the consolidated financial statements of Lumex, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.


                                     /s/ ERNST & YOUNG LLP


     Melville, New York
     April 15, 1996